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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this amendment no. 1 to the registration statement on Form S-3 of our reports dated March 6, 1997 included (or incorporated by reference) in Complete Management, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this amendment no. 1 to the registration statement on Form S-3.



/s/ Arthur Andersen LLP
New York, New York
November 12, 1997